                                         PLEASE MAKE CHECK PAYABLE TO:
VARIABLE LIFE SERVICES                PROTECTIVE LIFE INSURANCE CO.,
VARIABLE UNIVERSAL LIFE - Application            P.O. BOX 830771  BIRMINGHAM, AL
35283-0771

1.   PROPOSED INSURED  Drivers Lic. # ---------------------        2.   OWNER (If other than Proposed Insured)
                                              / / Male / / Female                                              / / Male / / Female
     -----------------------------------------------------              -----------------------------------------------------
     Name                                                               Name
     -----------------------------------------------------              -----------------------------------------------------
     Street Address                                                     Street Address
     -----------------------------------------------------              -----------------------------------------------------
     City                     State                     Zip             City                     State                     Zip
     -----------------------------------------------------              -----------------------------------------------------
     Phone Number              Tax I.D./Social Security No.             Phone Number              Tax I.D./Social Security No.
     -----------------------------------------------------              -----------------------------------------------------
     Birthdate Mo./Day/Yr.    Birthplace    Marital Status              Birthdate Mo./Day/Yr.    Relationship to Proposed Insured

3.   EMPLOYER NAME, OCCUPATION, STREET CITY STATE, ZIP CODE             Employed --------------------- years
                                                                        Telephone No. ---------------------

4.   PRIMARY BENEFICIARY                                           5.   PLAN INFORMATION
     NAME, ADDRESS, RELATIONSHIP & PERCENTAGE                           Initial Premium      $ ---------------------
                                                                        Planned Periodic Premium  $ ---------------------
                                                                        Initial Face Amount      $ ---------------------
                                                                        Premium Mode:

     CONTINGENT BENEFICIARY (IF ANY)                                    / / Annual / / Semi-Annual / / Quarterly / / PAC
                                                                        / / Level Death Benefit / / Increasing Death Benefit
                                                                        Cash With Application  $ ---------------------
                                                                        Issue best available Underwriting Class? /X/ Yes

7.   REGARDING ALL PERSONS PROPOSED FOR INSURANCE:
     PLEASE ANSWER ALL QUESTIONS. IF QUESTION #7a IS ANSWERED "YES" DO NOT ACCEPT CASH OR GIVE A CONDITIONAL RECEIPT WITH THIS
     APPLICATION. IF ANY QUESTION BELOW IS ANSWERED "YES", GIVE DETAILS UNDER QUESTION 8.
                                                                                                                    YES    NO
     a.   Within the past 5 years have you been treated for cancer diabetes, cardiovascular disease, stroke,
          central nervous system disorders, muscular disorders or respiratory disorders?                            / /    / /
     b.   During the past 5 years have you consulted a physician or visited a clinic or hospital as a patient?      / /    / /
     c.   Will the policy applied for replace or change any life insurance or annuity in force?                     / /    / /
     d.   Do you have an application pending in another company? (If yes, give company and amount in Remarks)       / /    / /
     e.   Has any life or health insurance applied for ever been declined, postponed or offered other than
          applied for?                                                                                              / /    / /
     f.   Have you piloted or been a crew member aboard an aircraft within the past 2 years or have any
          intention of becoming a pilot?                                                                            / /    / /
     g.   Have you ever participated in a sport or avocation such as racing, hang gliding, scuba, sky or skin
          diving?                                                                                                   / /    / /
     h.   Have you used tobacco or nicotine of any kind over the last 12 months?                                    / /    / /
     i.   Within the last 5 years have you had a DOI conviction, had your driver's license restricted or
          revoked, or been cited for more than two moving violations?                                               / /    / /
     j.   Within the last 10 years, have you been convicted of a felony?                                            / /    / /
     k.   Do you have any intention of traveling or residing outside the U.S. or Canada within the next two
          years?                                                                                                    / /    / /

8.   DETAILS OF ALL "YES" ANSWERS

  ----------------------------------------------------------------------------------------------------------------------------
  Question     Date of         Details, Diagnosis,                               Names & Addresses of Doctors, Hospitals &
  Number       Occurrence      Treatment, Medication, Results       Duration     Medical Facilities Consulted
  ----------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------

 9. LIFE INSURANCE IN FORCE (INCLUDING BUSINESS INSURANCE): (IF NONE, INSERT "NONE")

--------------------------------------------------------------------------------------------------------------------------
                                          Year             Life          Accidental Death    Existing Loan/        To Be
              Company                    Issued           Amount              Amount          State Amount       Replaced?
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

10.  TOTAL PREMIUM PAYMENT: $ ---------------------

11. PREMIUM PAYMENT ALLOCATION: Select the allocation for premium payments. (MAXIMUM OF 10 FUND SELECTIONS. IF NO ALLOCATION IS SPECIFIED ALL PROCEEDS WILL BE ALLOCATED TO THE MONEY MARKET FUND. A MINIMUM OF 10% MUST BE ALLOCATED TO AN INVESTMENT CHOICE.)

                        TOTAL ALLOCATION MUST EQUAL 100%
PIC/GOLDMAN SACHS                            CALVERT
-----%  International Equity                 -----%  Calvert Social
-----%  Small Cap Value                              Small-Cap Growth
-----%  Capital Growth                       -----%  Calvert Social Balanced
-----%  CORE U.S. Equity
-----%  Growth & Income                      OPPENHEIMER
-----%  Global Income                        -----%  Aggressive Growth
-----%  Money Market                         -----%  Growth
                                             -----%  Growth & Income
MFS
-----%  Emerging Growth
-----%  Research                             OTHER
-----%  Growth with Income                   -----%  ---------------------
-----%  Total Return                         -----%  ---------------------
MODEL PORTFOLIOS
-----%  Growth Portfolio
-----%  Balanced Portfolio
-----%  Aggressive Growth Portfolio
PROTECTIVE LIFE GENERAL ACCOUNT
-----%  Fixed Account

12.  PORTFOLIO REBALANCING
     Rebalancing to begin on --------/ --------/ -------- (DATE)
     (REBALANCING DUE DATE CAN ONLY BE DAYS 1-28)
     Rebalancing should occur: / / Quarterly / / Semi-Annually
     / / Annually
     The variable contract value will be automatically
     rebalanced to the current allocations. Therefore, purchases made to specific funds will also be rebalanced.

13.  DOLLAR COST AVERAGING

Transfer the amount indicated below (MINIMUM $100)
/ / Monthly / / Quarterly --------------------- Months (MINIMUM 12 MONTHS)
Day of Month --------------------- (1ST-28TH, PLEASE)
From Source Fund: --------------------- Amt. $ ---------------------
To Destination Fund                                                          Amount
-----------------------------------------------------                        $ ---------------------
-----------------------------------------------------                        $ ---------------------
-----------------------------------------------------                        $ ---------------------
-----------------------------------------------------                        $ ---------------------

14.  ADDITIONAL BENEFITS/RIDERS - check below
/ / Disability Benefit - Amount of Monthly Benefit $ ---------------------
/ / Accidental Death Benefit $ ---------------------
/ / Children's Rider --------------------- Units
INDICATE IN REMARKS BELOW, DEPENDENT'S NAMES, DATES OF BIRTH, HEIGHT/WEIGHT. / / Protected Insurability Rider $ ---------------------
/ / Covered Insured Rider(s) - list below

            AMOUNT                       NAME                 RELATIONSHIP
   $ ---------------------      -----------------------  -----------------------
   $ ---------------------      -----------------------  -----------------------

GUARANTEED INSURABILITY RIDER(S) (MAXIMUM OF SIX)
/ /  GIR - Variable Option(s) - list below
     Amount $          Option Date --------/ --------/ --------
     Amount $          Option Date --------/ --------/ --------
     Amount $          Option Date --------/ --------/ --------
     Amount $          Option Date --------/ --------/ --------
     Amount $          Option Date --------/ --------/ --------
/ /  GIR - Survivor's Choice - list below

            AMOUNT                  DEPENDENT LIFE            RELATIONSHIP
   $ ---------------------       ---------------------    ---------------------
   $ ---------------------       ---------------------    ---------------------

15. TELEPHONE TRANSFERS PROTECTIVE LIFE WILL NOT BE HELD LIABLE FOR ANY LOSS, LIABILITY COST OR EXPENSE FOR ACTING ON
   TELEPHONE INSTRUCTIONS.
/ / By checking this box, I authorize the Company to honor telephone instructions to transfer account values among
   Sub-Accounts, subject to the conditions of the prospectus.
/ / By checking this box, I authorize the Registered Representative who signs this application to transfer account values
   among Sub-Accounts, subject to the conditions of the prospectus.    MOTHERS MAIDEN NAME ---------------------
REMARKS:

HOME OFFICE ENDORSEMENT: (NOT TO BE USED IN KY, MD, MN, OR, PA, WI OR WI)

VUL-1036-A 3/98

PROCESSING PROCEDURES
Depending on the amount of insurance, Protective Life will contact you to collect answers to pertinent medical information or a paramedical organization will handle these requirements by a medical exam and/or tests. Protective Life may call you regarding an investigation consumer report.

THE MOST CONVENIENT PLACE TO CALL:  / / Home / / Business
BEST DAYS:  / / Mon. / / Tue. / / Wed. / / Thur. / / Fri.
BEST TIME:  / / Morning / / Afternoon / / Evening

DECLARATIONS: I represent that all statements and answers made in all parts of this application are full, complete and true to the best of my knowledge and belief. It is agreed that:

   (a) All such statements and answers shall be the basis of any insurance issued.
   (b) No agent or medical examiner can make, alter or discharge any contract, accept risks, or waive the Company's rights or requirements.
   (c) No insurance shall take effect unless: (1) a policy is delivered to the Owner; (2) the full first premium is paid while the Proposed Insured is alive; and (3) there has been no change in health and insurability from that described in this application. However if the premium is paid as set forth in the attached Conditional Receipt Agreement and that Agreement is delivered to the Owner the terms of the Conditional Receipt Agreement shall apply.
   (d) Acceptance of a policy by the Owner shall constitute ratification of any changes made by the Company under "Home Office Endorsements." In those states where it is required, changes as to plan, amount, age at issue, classification or benefits will be made only with the Owner's written consent.

AUTHORIZATION: The Proposed Insured hereby authorizes any licensed physician, medical practitioner hospital, clinic, or other medically related facility, insurance company, the Medical Information Bureau (MIB), consumer reporting agencies (CRA) or other organization, institution or person, that has any records or knowledge of my health, to give to Protective Life Insurance Company, its CRA or its reinsurer any such information. A photographic copy of this authorization shall be as valid as the original. Protective Life Insurance Company can give information to its affiliates, MIB, consumer reporting agencies, and its reinsurers. Protective Life Insurance Company can also give it to persons doing services for it, or to other Insurers. This is true only if it is in connection with my application, also hereby authorize Protective Life Insurance Company to draw and test my blood and urine as may be necessary to underwrite my application for insurance coverage. These tests to be performed, may include, but are not limited to, tests for cholesterol and related blood lipids, diabetes, liver or kidney disorders, the presence of antibodies to the Human Immunodeficiency Virus (HIV) that has been associated with Acquired Immune Deficiency Syndrome (AIDS). Protective Life Insurance Company can disclose non-sensitive information to the agent representing me on this application only when it is necessary to provide an explanation of the reasons for the Company's decision to require special underwriting requirements or whenever my application cannot be approved as applied. This authorization shall be valid for 30 months from the date shown below, or in the event of a claim for benefits, the duration of such claim. Upon request, I or my authorized representative will be given a copy of this authorization.

DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR INSURANCE
NEEDS AND FINANCIAL OBJECTIVES?                               / / YES   / / NO

DID YOU RECEIVE THE PROSPECTUS FOR THE POLICY APPLIED FOR
AND THE PROSPECTUS FOR EACH OF THE FUNDS?                     / / YES   / / NO

DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE DEATH
BENEFIT AND THE AMOUNT OF POLICY VALUES MAY VARY, DEPENDING
OF THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS?        / / YES   / / NO

ARE YOU PURCHASING THIS INSURANCE TO REPLACE ANY LIFE
INSURANCE OR ANNUITIES IN-FORTE?                              / / YES   / / NO
IF YES, COMPANY(IES) --------------------- ESTIMATED
TRANSFER AMOUNT $ ---------------------

ANY PERSON WHO KNOWINGLY WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

           YOUR POLICY IS SUBJECT TO A BINDING ARBITRATION PROVISION,
                     SEE YOUR POLICY FOR COMPLETE DETAILS.

Signed At                                                     (X) -----------------------------------------------------
-----------------------------------------------------
                      (CITY AND STATE)                                        PROPOSED INSURED (SIGN NAME IN FULL)

Date -----------------------------------------------------    (X) -----------------------------------------------------
                                                                      APPLICANT/OWNER(S) (IF OTHER THAN PROPOSED INSURED)

(X) -----------------------------------------------------     (X) -----------------------------------------------------
                 WITNESS TO ALL SIGNATURES                               PROPOSED COVERED INSURED OR PARENT OR GUARDIAN

                                           If Joint Owner(s), both Owner(s) must sign.

VUL-1036-A 3/98

                       REGISTERED REPRESENTATIVES REPORT
             COMPLETE FOR ALL APPLICATIONS AND SEND TO HOME OFFICE

1.   ANSWER THE FOLLOWING QUESTIONS
     a. Will this policy replace or change any existing life insurance policy(s) or annuity(s)? / / Yes / / No
     b. I have explained to the Applicant that this policy is not effective until a policy is issued and all of the terms of the Conditional Receipt are satisfied. / / Yes / / No
     c. Have you compiled with all relevant state requirements, including any "disclosure and comparison statements"? / / Yes / / No
     d. On the basis of the Applicant's circumstances (including annual income, net worth, marital and dependent status and current life insurance program) and their purpose for acquiring this insurance, is the purchase of this insurance suitable? / / Yes / / No
     e.   Estimate of Proposed Insured's income and net worth.

          Check applicable boxes:

          Income
                                          Net Worth
          / / $0 - $25,000
                                          / / $0 - $30,000
          / / $25,001 - $50,000
                                          / / $30,001 - $100,000
          / / $50,001 - $100,000
                                          / / $100,001 - $150,000
          / / $100,001 - $200,000
                                          / / $150,001 - $200,000
          / / Over $200,000
                                          / / Over $200,000

     f. Did you give a sales proposal to the Proposed Insured? / / Yes / / No (If Yes, please attach copy of the proposal.)

2.   PRINT REGISTERED REPRESENTATIVE INFORMATION
     --------------------------------------------------------------------------------------------------------------------------
     REGISTERED REPRESENTATIVE NAME                           SIGNATURE                           BROKER DEALER
     --------------------------------------------------------------------------------------------------------------------------
     STREET ADDRESS                                            CITY                STATE            ZIP
     --------------------------------------------------------------------------------------------------------------------------
     PHONE NUMBER                                                        AGENT NUMBER

3.   PROCESSING INSTRUCTIONS
     a.   Each applicant must be given the Description of Information Practices.
     b. If cash is submitted with the application, complete and sign the Conditional Receipt on the last page of this application and give to the applicant.
     c. Complete and sign any additional forms (i.e. 1035 exchange or state replacement forms, if applicable).
     d. Advise the Proposed Insured that they will be contacted by a Company Representative to collect medical information and/or arrange a time for a paramedical exam.
     e. Contact your Broker Dealer to determine where to send the completed paperwork. There may be special processing procedures. If you are sending the business directly to Protective, use the following address:

REGULAR MAIL                                        OVERNIGHT MAIL

Protective Life Insurance Co.                       Protective Life Insurance Co.
Variable Life Services                              Variable Life Services
P.O. Box 830771                                     2801 Highway 280 South
Birmingham, Alabama 35283-0771                      Birmingham, Alabama 35223
FAX (205)803-7065                                   Telephone (205)868-3238

VUL-1036-A 3/98